CONSENT OF INDEPENDENT AUDITORS




The Trustees and Shareholders
Keystone Mid-Cap Growth Fund (S-3)





     We consent to the use of our report dated September 27, 1996 incorporated by reference herin and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.




                                                 /s/ KPMG Peat Marwith LLP

                                                  KPMG Peat Marwick LLP





Boston, Massachusetts
December 5, 1996